UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BB&T Corporation
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BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2013

TO THE SHAREHOLDERS OF BB&T CORPORATION:

Notice is hereby given that the Special Meeting (the “Special Meeting”) of Shareholders of BB&T Corporation (the “Corporation” or “BB&T”) will be held at the W Hotel, the Great Room, 401 North Fort Lauderdale Beach Blvd, Fort Lauderdale, Florida 33304, on Tuesday, April 23, 2013, at 11:45 a.m. Eastern Daylight Time for the following purposes:

(1)	To approve amendments to the Restated Articles of Incorporation, as amended, of BB&T to change the payment dates of its Preferred Stock (as defined below) dividends to conform with the payment date of its Common Stock (as defined below) dividends and conform Preferred Stock record dates.

(2)	To approve the adjournment of the Special Meeting for any reason.

The Special Meeting is scheduled to start at 11:45 a.m., immediately following the Annual Meeting of the Common Stock shareholders of BB&T to be held on the same date and at the same place.

Pursuant to the provisions of the North Carolina Business Corporation Act, March 1, 2013 has been fixed as the record date for determining the holders of shares of: (i) BB&T Common Stock, par value, $5.00 per share (the “Common Stock”); and (ii) BB&T’s Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock (collectively, the “Preferred Stock”). Accordingly, only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Computershare Trust Company N.A. or Computershare Inc. (the “Depositary”) is the holder of record of all of the shares of the Preferred Stock in its capacity as depositary, on behalf of the holders of depositary shares each representing 1/1,000th share ownership interest in a share of Preferred Stock (the “Depositary Shares”). The Depositary is required to vote the Preferred Stock in accordance with the instructions of the holders of record of the Depositary Shares as of March 1, 2013.

Even if you plan to attend the Special Meeting in person, please provide your proxy by using the Internet or telephone as described in the Proxy Statement or your Notice of Internet Availability of Proxy Materials. Alternatively, if you received your proxy materials by mail, you may give your proxy by dating and signing the enclosed proxy and promptly mailing it in the postage-paid, self-addressed envelope enclosed for this purpose. You may revoke your proxy at any time and, if you attend the Special Meeting, you may revoke your proxy and vote your shares or instruct the Depositary, as applicable.

By Order of the Board of Directors,

Kelly S. King

Chairman and Chief Executive Officer

March 12, 2013

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

SPECIAL MEETING PROXY STATEMENT

INTRODUCTION

The Board of Directors (the “Board”) of BB&T has called the Special Meeting to amend BB&T’s Restated Articles of Incorporation, as amended (the “Articles”). Holders of: (i) BB&T Common Stock, par value, $5.00 per share (the “Common Stock”); and (ii) BB&T’s Series D Non-Cumulative Perpetual Preferred Stock (the “Series D Preferred Stock”), Series E Non-Cumulative Perpetual Preferred Stock (the “Series E Preferred Stock”) and Series F Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock” and, together with the Series D and Series E Preferred Stock, the “Preferred Stock”) are entitled to vote at the Special Meeting and the Board is soliciting proxies for the vote. Additional details about the Special Meeting are set forth below in this Proxy Statement.

PROPOSAL 1—AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF BB&T TO CHANGE THE PAYMENT DATES OF ITS PREFERRED STOCK DIVIDENDS TO CONFORM WITH THE PAYMENT DATE OF ITS COMMON STOCK DIVIDENDS AND CONFORM PREFERRED STOCK RECORD DATE PROVISIONS

The Board proposes to amend BB&T’s Articles to: (i) change the scheduled dividend payment dates for each series of outstanding Preferred Stock to conform to the scheduled dividend payment date for BB&T’s Common Stock and (ii) change the record date provisions for dividends on shares of Series D Preferred Stock to conform to the record date provisions for the Series E Preferred Stock and Series F Preferred Stock. BB&T recently changed its schedule for the Common Stock dividend payment dates and the Amendments would allow BB&T to establish a single record date and one scheduled payment date per quarter for all dividends declared by the Corporation. The changes proposed by clauses (i) and (ii) are referred to as the “Amendments”. Appendix A, attached to this Proxy Statement, shows the changes to the Articles if the Amendments are approved.

If the Amendments are approved, what are their effects upon existing holders?

There are two primary changes being proposed. First, the Amendments would change the scheduled dividend payment dates for dividends on shares of each series of Preferred Stock. Currently, dividend payment dates for the Preferred Stock occur on the 1st day of February, May, August and November. As amended, the dividend payment dates would shift to the 1st day of March, June, September and December. This change would align the payment date for dividends on all shares of Preferred Stock with the payment date for dividends on shares of BB&T Common Stock, which moved to this new schedule in the first quarter of 2013.

Secondly, the Amendments would change the record date provisions for the Series D Preferred Stock to conform to the record date provisions of the Series E Preferred Stock and Series F Preferred Stock. Currently, the Articles provide that the record date for dividends on the Series D Preferred Stock is the last business day of the calendar month preceding each dividend payment date. As amended, the record date would become the 15th calendar day before each dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as is fixed by the Board of Directors.

This Proxy Statement and the accompanying proxy materials were first sent or given on approximately March 12, 2013

If the Amendments are approved, holders of Preferred Stock would receive their scheduled quarterly dividend payment on May 1, 2013. The next scheduled dividend payment date would be June 1, 2013. If, as and when declared, dividends payable on the Preferred Stock on June 1, 2013, would be payable for the dividend period from and including the last dividend payment date (i.e. May 1, 2013) to, but excluding, the next dividend payment date (i.e. June 1, 2013). Dividend payment dates would then occur on the new quarterly schedule. Thus, if declared, holders of Preferred Stock would receive the following dividends in 2013:

2013 PROPOSED DIVIDEND PAYMENT SCHEDULE

Preferred Stock(1)	February 1, 2013	May 1, 2013	June 1, 2013	September 1, 2013	December 1, 2013
Series D	$0.365625	$0.365625	$0.121875	$0.365625	$0.365625
Series E	$0.3515625	$0.3515625	$0.1171875	$0.3515625	$0.3515625
Series F	$0.325000	$0.325000	$0.108333	$0.325000	$0.325000

(1)	Preferred Stock was issued to holders through the use of depositary shares, each such share representing ownership of 1/1000th of a share of the applicable series of Preferred Stock. The amounts set forth in these columns represent the expected quarterly dividend on each depositary share such that dividends on each series of Preferred Stock, if declared, will be at a rate per annum equal to: (i) for the Series D Preferred Stock, 5.85%; (ii) for the Series E Preferred Stock, 5.625%; and (iii) for the Series F Preferred Stock, 5.200%.

Please remember that dividends on Preferred Stock are payable when, as and only if declared by the Board and there is no obligation for the Board to do so. For a description of the Preferred Stock, please refer to BB&T’s offering materials filed with the SEC applicable to each series. Upon request, BB&T will send you copies of these materials.

Other than eliminating the requirements of maintaining multiple record dates and payment dates for dividends on its outstanding Common Stock and Preferred Stock, BB&T believes the Amendments do not otherwise have material benefits or disadvantages for the holders of Common Stock or Preferred Stock and the terms of these securities remain unchanged. The shares of Preferred Stock will remain listed on the New York Stock Exchange. The Board of Directors recommends that the shareholders approve the Amendments.

What are the Amendments intended to accomplish?

The Corporation is proposing the Amendments in order to achieve administrative and Board-level efficiencies and reduce the costs associated with multiple record dates and multiple payment dates applicable to dividends on shares of its Common Stock and its three series of Preferred Stock. In the first quarter of 2013, the Board announced that the dividend schedule for BB&T’s Common Stock would shift, as described above. The Amendments will allow the record date and dividend provisions of the Preferred Stock to operate in synch with the record and payment date practices for Common Stock dividends. Without the Amendments, BB&T will need to schedule and maintain at least three different record dates and two separate payment dates for each set of regularly scheduled quarterly dividends on shares of the Common Stock and the Preferred Stock. The Amendments would allow BB&T to establish a single record date and one scheduled payment date per quarter for all dividends declared by the Corporation.

What is the required vote for approval of the Amendments?

Pursuant to the North Carolina Business Corporation Act, the affirmative vote or consent of the holders representing a majority of the votes cast by the shares of Common Stock and a majority of the votes cast by the Preferred Stock represented at the meeting (at which a majority of the outstanding shares of each voting class is represented), voting separately, is required to authorize the Amendments.

What would be the consequence of a failure to approve the Amendments?

In the event that shareholders fail to approve the Amendments, then BB&T would continue to maintain a payment date for dividends on Preferred Stock that is inconsistent with the payment date for dividends on shares of Common Stock and a record date mechanism for the Series D Preferred Stock that deviates from the mechanism used for the Series E Preferred Stock and Series F Preferred Stock.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” PROPOSAL 1—AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF BB&T TO CHANGE THE PAYMENT DATES OF ITS PREFERRED STOCK DIVIDENDS TO CONFORM WITH THE PAYMENT DATE OF ITS COMMON STOCK DIVIDENDS AND CONFORM PREFERRED STOCK RECORD DATE PROVISIONS.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I being provided this Proxy Statement?

You are being sent this Proxy Statement because the Board is soliciting your proxy to: (i) vote your shares of Common Stock at the Special Meeting to be held on Tuesday, April 23, 2013, at the W Hotel, the Great Room, 401 North Fort Lauderdale Beach Blvd, Fort Lauderdale, Florida 33304; or (ii) instruct the Depositary (as defined below) on how to vote the shares of Preferred Stock represented by your Depositary Shares (as defined below). Three BB&T executives, Kelly S. King, Christopher L. Henson and Robert J. Johnson, Jr., have been designated as the proxies for these purposes. The Special Meeting is scheduled to occur at 11:45 a.m. Eastern Daylight Time, following the conclusion of the Annual Meeting to be held on the same date and at the same place. This Proxy Statement summarizes information that you will need or that is required to be delivered to you under applicable law in connection with the Special Meeting.

Who is the Proxy Statement being sent to?

On or about March 12, 2013, this Proxy Statement and the accompanying materials are being sent to record holders as of March 1, 2013, of: (i) shares of Common Stock; and/or (ii) Depositary Shares, each of which represent a 1/1,000th share ownership interest in a share of Series D Preferred Stock, Series E Preferred Stock or and Series F Preferred Stock (the “Depositary Shares”). Computershare Trust Company N.A. or Computershare Inc., as the holder of record of all shares of Preferred Stock on behalf of the holders of the Depositary Shares, is the “Depositary.” The Depositary is required to vote the shares of Preferred Stock at the Special Meeting in accordance with the instructions of the holders of record of the Depositary Shares on any and all matters on which the Preferred Stock shareholders are entitled to vote.

Why are Common Stock shareholders receiving more than one proxy statement?

On or about the same date of the mailing of this Proxy Statement, BB&T sent to shareholders of record of Common Stock as of the close of business on February 20, 2013, the proxy statement and the accompanying materials for the Annual Meeting. The Annual Meeting is expected to be completed prior to the start of the Special Meeting. Only Common Stock shareholders as of February 20, 2013 are entitled to vote at and to attend the Annual Meeting. The matters described in this Proxy Statement to be addressed at the Special Meeting are not related to the matters to be addressed at the Annual Meeting. The matters to be addressed at the Annual Meeting are discussed in detail in the proxy statement for the Annual Meeting and shareholders of Common Stock should not rely on this Proxy Statement for any information regarding matters to be addressed at the Annual Meeting.

What matters will be voted upon at the Special Meeting?

As described above in Proposal 1, BB&T is proposing certain amendments to its Articles to change the payment dates of its Preferred Stock dividends to conform with the payment date of its Common Stock dividends and conform the Preferred Stock record date provisions. Pursuant to the North Carolina Business Corporation Act, the affirmative vote or consent of the holders representing a majority of the votes cast by the shares of Common Stock, and a majority of the votes cast by the Preferred Stock represented at the meeting (at which a majority of the outstanding shares of each voting class is represented), voting separately, is required to approve Proposal 1.

As described below in Proposal 2, the Board is requesting that the shareholders of BB&T approve the adjournment of the Special Meeting for any reason. Pursuant to Section 55-7-25 of the North Carolina Business Corporation Act, the affirmative vote or consent of the holders representing a majority of the votes cast by the Preferred Stock represented at the meeting (at which a majority of the outstanding shares of each voting class is represented), voting separately, is required to approve Proposal 2.

Who may vote and what constitutes a quorum at the meeting?

Pursuant to the provisions of the North Carolina Business Corporation Act, March 1, 2013, has been fixed as the record date for the determination of holders of Common Stock and Preferred Stock entitled to notice of and to vote at the Special Meeting. In order to conduct the Special Meeting, a majority of shares of each of the Common Stock and the Preferred Stock outstanding at the record date must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum only for routine matters.

As noted above, the Depositary is the holder of record of all shares of Preferred Stock. Since the Depositary will be attending the Special Meeting, a quorum of the Preferred Stock shareholders is assured. The Depositary is required to vote the Preferred Stock in accordance with the instructions of the holders of record of the Depositary Shares. Therefore March 1, 2013, shall also be the record date for determining the holders of Depositary Shares entitled to instruct the Depositary how to vote the shares of Preferred Stock. The Depositary will vote the amount of Preferred Stock represented by a holder’s Depositary Shares in accordance with the instructions it receives from such holder. If the Depositary does not receive specific instructions from a given holder, the Depositary will vote the Preferred Stock represented by uninstructed Depositary Shares proportionally with the instructions it receives for Preferred Stock represented by instructed Depositary Shares.

How many votes do I have?

Each share of Common Stock issued and outstanding on March 1, 2013 is entitled to one vote on all proposals at the meeting, except that shares held in a fiduciary capacity by Branch Banking and Trust Company (“Branch Bank”) and certain other BB&T affiliates may only be voted in accordance with the instruments creating the fiduciary capacity.

Each Depositary Share represents a 1/1,000th share ownership interest in a share of Preferred Stock. Each holder of a Depositary Share on March 1, 2013, will be entitled, through the Depositary, to vote the Preferred Stock represented by such Depositary Share on all proposals at the meeting.

As of the close of business on March 1, 2013, there were: (i) 699,896,508 shares of Common Stock outstanding; (ii) 23,000,000 Depositary Shares and 23,000 shares of Series D Preferred Stock outstanding; (iii) 46,000,000 Depositary Shares and 46,000 shares of Series E Preferred Stock outstanding; and (iv) 18,000,000 Depositary Shares and 18,000 shares of Series F Preferred Stock outstanding.

How do I vote?

Record holders of Common Stock may vote in person at the Special Meeting by filling out a ballot or may use a proxy authorize the designated proxies to vote on his, her or its behalf.

The Depositary will vote the shares of Preferred Stock in accordance with the instructions it receives from record holders of Depositary Shares. Record holders of Depositary Shares may instruct the Depositary by following the instructions provided by the Depositary or may use a proxy to authorize the designated proxies to instruct the Depositary on his, her or its behalf.

If you hold Common Stock and/or Depositary Shares in “street name,” that is, through a broker, bank or other intermediary, please refer to the instructions provided by the intermediary.

There are three ways to use a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.envisionreports.com/BBT and follow the instructions on the proxy card or on the Notice of Internet Availability.

2.	Telephone: You may call toll-free 1-800-652-VOTE(8683), and follow the instructions on the proxy card or on the Notice of Internet Availability.

3.	Mail: If you received your proxy materials by mail, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

Holders of Common Stock and/or Depositary Shares who grant a proxy over the Internet may incur costs, such as telephone and Internet access charges, for which the holder is responsible. The Internet and telephone facilities for eligible holders of record will close at 11:59 P.M., Eastern Daylight Time, on Monday, April 22, 2013. The Internet and telephone procedures are designed to authenticate a holder’s identity and to allow a holder to grant his, her or its proxy and confirm that his, her or its instructions have been properly recorded.

Shareholders who hold shares in “street name,” that is, through a broker, bank or other nominee, may instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

What if I sign and date my proxy but do not provide voting instructions?

If you provide a proxy that is signed and dated, but which does not contain voting instructions, the designated proxies will vote your shares of Common Stock or instruct the Depositary to vote the shares of Preferred Stock represented by your Depositary Shares as follows:

•

“FOR” the amendments to the Restated Articles of Incorporation, as amended, of BB&T to change the payment dates of its Preferred Stock dividends to conform with the payment date of its Common Stock dividends and conform Preferred Stock record date provisions.

•	“FOR” the adjournment of the Special Meeting for any reason.

May I revoke my proxy?

A proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary of BB&T an instrument revoking it, by filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the Special Meeting and providing instructions in person. Even if you plan to attend the Special Meeting, you are encouraged to vote your shares of Common Stock or instruct the Depositary how to vote the Preferred Stock represented by your Depositary Shares by proxy.

What effect do broker non-votes and abstentions have?

BROKER VOTING

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1 and 2) because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal.

ABSTENTIONS

If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists, but will not be treated as cast for or against that matter.

How are the proxy materials delivered?

BB&T is taking advantage of Securities and Exchange Commission (“SEC”) rules that allow for the delivery of proxy materials primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials. Record holders of Common Stock will have proxy materials or the Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Record holders of Depositary Shares will have proxy materials or the Notice of Internet Availability of Proxy Materials delivered via mail (or any other authorized method) by the Depositary. Holders of Common Stock or Depositary Shares whose shares are held for them by banks, brokerages or other intermediaries will have the proxy materials or the Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your proxy over the Internet.

To reduce the expenses of delivering duplicate proxy materials to holders, the Corporation is relying upon SEC rules that permit it to deliver only one set of applicable proxy materials to multiple holders who share an address, unless the Corporation receives contrary instructions from any holder at that address. All holders sharing an address will continue to receive separate proxy cards. Any holder sharing such an address who does not receive an individual proxy statement may write or call BB&T’s transfer agent as specified below and receive the materials at no cost. For future meetings, a holder may request separate copies of the Corporation’s proxy statement and annual report or request that the Corporation only send one set of these materials if the holder is receiving multiple copies, by telephoning the Corporation’s transfer agent at 1-800-213-4314 or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43078, Providence, Rhode Island, 02940-3078. If your shares are held in “street name,” you may contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061.

How can I receive the proxy materials electronically?

The Corporation also provides holders the choice to receive its proxy materials electronically over the Internet instead of receiving paper copies through the mail. By choosing to have the proxy materials delivered electronically, you save BB&T the costs and environmental resources required in printing and mailing these materials. If you are a holder that received a paper copy of these proxy materials and would like to receive these materials electronically in the future, you may enroll for this service by following the instructions provided on the enclosed proxy card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you grant your proxy online at the Internet site address listed on your notice. The Corporation encourages each holder to access the proxy materials electronically using the Internet.

Who pays the costs of soliciting proxies?

All expenses incurred in this solicitation will be paid by the Corporation. In addition to the Corporation soliciting proxies by mail, over the Internet and by telephone, the Corporation’s directors, officers and employees, who are also referred to as associates, may solicit proxies on behalf of the Corporation without additional compensation. The Corporation has engaged AST Phoenix Advisors to act as its proxy solicitor and has agreed to pay it approximately $5,000 plus reasonable expenses for such services. Banks, brokerage houses and other institutions, nominees and fiduciaries are requested to forward the proxy materials to beneficial holders and to obtain authorization for the execution of proxies. Upon request, the Corporation will reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders To Be Held April 23, 2013:

A copy of this Proxy Statement is available at www.edocumentview.com/BBT.

SECURITY OWNERSHIP

The table below sets forth the beneficial ownership of BB&T Common Stock and Preferred Stock by all directors, all persons who appear as “named executive officers” in the Corporation’s proxy statement for its 2013 Annual Meeting, all directors and executive officers of the Corporation as a group and each person who is known to be the beneficial owner of more than five percent of the Corporation’s Common or Preferred Stock as of February 20, 2013.

Class of Voting Shares	Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Beneficially Owned(2)		Shares of Common Stock Subject to Right to Acquire(3)	Percent of Class
Series D Preferred Stock(4)(8)
	BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	1,608,673		—	6.99%
	Directors and Executive Officers as a group (30 persons)	800		—	*

Series E Preferred Stock(5)(8)
	BlackRock Fund Advisors	3,043,079		—	6.62%
	Powershares Capital Management 301 West Roosevelt Road Wheaton, Il 60187	2,506,015		—	5.45%
	Nido R. Qubein	4,500		—	*
	Directors and Executive Officers as a group (30 persons)	4,500		—	*

Series F Preferred Stock(6)(8)
	BlackRock Fund Advisors	1,150,987		—	6.39%
	Directors & Executive Officers as a group (30 persons)	7,345		—	*

Common Stock(7)(8)
	John A. Allison IV	684,410	(9)	1,387,700	*
	Jennifer S. Banner	10,982		32,551	*
	K. David Boyer, Jr.	5,085		6,053	*
	Anna R. Cablik	6,999		30,831	*
	Ronald E. Deal	40,743	(10)	45,516	*
	James A. Faulkner	30,911	(11)	—	*
	I. Patricia Henry	5,164		—	*
	John P. Howe III, M.D.	6,690	(12)	32,551	*
	Eric C. Kendrick	163,334	(13)	—	*
	Kelly S. King	234,033	(14)	1,112,024	*
	Louis B. Lynn	327		—	*
	Edward C. Milligan	55,098		—	*
	Charles A. Patton	63,432		—	*
	Nido R. Qubein	143,036	(15)	45,092	*
	Tollie W. Rich, Jr.	108,064		—	*
	Thomas E. Skains	6,064	(16)	6,053	*
	Thomas N. Thompson	542,772	(17)	18,557	*
	Edwin H. Welch, Ph.D.	10,175	(18)	581	*
	Stephen T. Williams	364,064	(19)	18,557	*
	Daryl N. Bible	6,807		288,051	*
	Ricky K. Brown	56,740	(20)	400,444	*
	Christopher L. Henson	72,943	(21)	405,279	*
	Clarke R. Starnes III	31,401		209,609	*
	Directors and Executive Officers as a group (30 persons)	2,895,791	(22)	5,873,406	1.25%

	BlackRock, Inc.(23) 40 East 52nd Street New York, NY 10022	38,073,091		—	5.44%

*	Less than 1%.
(1)	Unless otherwise provided, the address of each person is care of Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101.
(2)	Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named.
(3)	Amount includes options to acquire shares of BB&T Common Stock that are or become exercisable within sixty days of February 20, 2013 and Restricted Stock Units that will vest within sixty days of that date.
(4)	Applicable percentage of ownership is based on 23,000,000 Depositary Shares of Series D Preferred Stock outstanding as of December 31, 2012.
(5)	Applicable percentage of ownership is based on 46,000,000 Depositary Shares of Series E Preferred Stock outstanding as of December 31, 2012.
(6)	Applicable percentage of ownership is based on 18,000,000 Depositary Shares of Series F Preferred Stock outstanding as of December 31, 2012.
(7)	Applicable percentage ownership of Common Stock is based on 699,896,508 shares of BB&T Common Stock outstanding as of February 20, 2013.
(8)	For executive officers and directors, information is based on Common Stock and Preferred Stock ownership as reported to the Corporation by its directors and executive officers, and includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs), affiliated companies, partnerships and trusts as to which each such person has beneficial ownership. With respect to executive officers, amounts also include shares allocated to such persons’ individual accounts under the BB&T Corporation 401(k) Savings Plan, the BB&T Corporation Non-Qualified Defined Contribution Plan, and Individual Retirement Accounts (IRAs).
(9)	Amount includes 281,130 shares jointly owned with spouse with shared investment and voting powers and 195,770 shares held by spouse with sole investment and voting powers. Amount also includes 90,000 shares held in trusts by spouse as trustee for children with sole investment and voting power.
(10)	Amount includes 31,960 shares held in a trust for which Mr. Deal, as co-trustee, shares investment and voting powers and 2,270 shares held by spouse with sole investment and voting powers.
(11)	Amount includes 5,900 shares pledged as security.
(12)	Amount includes 3,387 shares jointly owned with spouse with shared investment and voting powers.
(13)	Amount includes 123,023 shares pledged as security.
(14)	Amount includes 57,861 shares held by spouse with sole investment and voting powers.
(15)	Amount includes 13,641 shares held by spouse with sole investment and voting powers and 2,748 shares held by spouse, as custodian, for child with sole investment and voting powers.
(16)	Amount includes 3,564 shares jointly owned with spouse with shared investment and voting powers.
(17)	Amount includes 1,555 shares held by Mr. Thompson as trustee in trust for son and 2,259 shares held by that son. Amount also includes 534,645 shares pledged as security.
(18)	Amount includes 2,371 shares held by spouse with sole investment and voting powers.
(19)	Amount includes 11,012 shares held by Mr. Williams as trustee in trusts for his children, 1,236 shares held by Mr. Williams, as custodian for his children. Amount also includes 348,594 shares pledged as security.
(20)	Amount includes 287 shares held by spouse with sole investment and voting powers. Amount also includes 4,870 shares pledged as security.
(21)	Amount includes 6 shares held as custodian for minor children.
(22)	Amount includes 1,017,032 shares pledged as security.
(23)	Based upon information contained in the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 30, 2013, BlackRock beneficially owned 38,073,091 shares of Common Stock as of December 31, 2012, with sole voting power over 38,073,091 shares, shared voting power over no shares, sole dispositive power over 38,073,091 shares and shared dispositive power over no shares

PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING FOR ANY REASON

The Board is requesting that the shareholders of BB&T approve the adjournment of the Special Meeting for any reason. If the shareholders approve this proposal, the Special Meeting could be adjourned for any reason presented and members of Executive Management could use the additional time to solicit proxies. Among other things, Executive Management could use the additional time to solicit proxies from the shareholders and holders of Depositary Shares that have previously voted against the Amendments in order to convince them to change their votes to votes in favor of the adoption of the Amendments.

Pursuant to Section 55-7-25 of the North Carolina Business Corporation Act, the affirmative vote or consent of the holders representing a majority of the votes cast by the shares of Common Stock and a majority of the votes cast by the Preferred Stock represented at the meeting (at which a majority of the outstanding shares of each voting class is represented), voting separately, is required to authorize the Amendments.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” PROPOSAL 2—ADJOURNMENT OF THE SPECIAL MEETING FOR ANY REASON.

OTHER MATTERS

Proposals for 2014 Annual Meeting

Under SEC regulations and the Corporation’s bylaws, any shareholder desiring to make a proposal to be acted upon at the 2014 Annual Meeting of Shareholders must present such proposal to the Corporation at its principal office in Winston-Salem, North Carolina by no earlier than October 13, 2013 and no later than November 12, 2013 for the proposal to be considered for inclusion in the Corporation’s proxy statement.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, even if the proposal is not to be included in the Corporation’s proxy statement, BB&T’s bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Corporation at least 120 days, but no more than 150 days, in advance of the first anniversary of the notice date of the Corporation’s proxy statement for the preceding year’s annual meeting. Additional time limitations apply in the event of special meetings or annual meetings that are advanced by more than thirty days or delayed by more than sixty days from the first anniversary date of the prior year’s annual meeting.

Article II, Section 10 of the bylaws provides that, as to each matter, the notice must contain (in addition to any information required by applicable law): (i) the name and address of the shareholder of record who intends to present the proposal and of all beneficial owners, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock of the Corporation beneficially owned by the shareholder of record and such beneficial owners and the nature of such ownership; (iii) a description of the business proposed to be introduced to the meeting of shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owners may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. As used above, “beneficial ownership” or “beneficially own” means the power, directly or indirectly, through any contract, understanding or other arrangement, to exercise voting or investment discretion with respect to shares of any class of capital stock, including, but not limited to, through any derivative position, hedge, swap, securities lending arrangement or other transaction or arrangement relating to any class of capital stock.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under Article II, Section 10(b) of the bylaws and applicable SEC proxy rules.

Voting Results

After the Special Meeting, BB&T will report final voting results in a Form 8-K filed with the Securities and Exchange Commission.

Annual Meeting to be Held Before Special Meeting – on Same Day

As noted above, the Annual Meeting of shareholders of BB&T will be held on the same day and at the same place as the Special Meeting. The Annual Meeting is expected to be completed prior to the start of the Special Meeting. Only Common Stock shareholders are entitled to vote at and to attend the Annual Meeting. The matters described in this Proxy Statement to be addressed at the Special Meeting are not related to the matters to be addressed at the Annual Meeting. The matters to be addressed at the Annual Meeting are discussed in detail in the proxy statement and the accompanying materials for the Annual Meeting, which were made available to shareholders of record of Common Stock as of the close of business on March 12, 2013. Shareholders should not rely on this Proxy Statement for any information regarding matters to be addressed at the Annual Meeting.

Other Business

As of the date of this Proxy Statement, the Board does not know of any other matter to be presented for consideration at the Special Meeting, other than the items referred to in the Proxy Statement. In the event that any other matter requiring a vote of the shareholders is properly brought before the Special Meeting for shareholder action, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Kelly S. King

Chairman and Chief Executive Officer

Dated: March 12, 2013

APPENDIX A

New or amended language is indicated by underlining and deleted language is indicated by strike-outs.

PROPOSED AMENDMENTS TO ARTICLE IV, PART (e), SECTION 4(a),

ARTICLE IV, PART (f) SECTION 4(a) AND ARTICLE IV, PART (g), SECTION 4(a) OF

THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF BB&T CORPORATION

1. The proposed amendments to the Articles would, if approved, amend Article IV, Part (e), Section 4(a) of the Articles to read as follows:

Section 4. Dividends.

(a) Rate. Holders of Series D Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series D Preferred Stock, and no more, payable quarterly in arrears on each ~~February 1, May 1, August 1 or November 1~~ March 1, June 1, September 1 or December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series D Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series D Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.85%. The record date for payment of dividends on the Series D Preferred Stock shall be the ~~last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls~~ 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series D Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

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2. The proposed amendments to the Articles would, if approved, amend Article IV, Part (f), Section 4(a) of the Articles to read as follows:

Section 4. Dividends.

(a) Rate. Holders of Series E Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series E Preferred Stock, and no more, payable quarterly in arrears on each ~~February 1, May 1, August 1 or November 1~~ March 1, June 1, September 1 or December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series E Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series E Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.625%. The record date for payment of dividends on the Series E Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series E Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

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A-1

3. The proposed amendments to the Articles would, if approved, amend Article IV, Part (g), Section 4(a) of the Articles to read as follows:

Section 4. Dividends.

(a) Rate. Holders of Series F Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series F Preferred Stock, and no more, payable quarterly in arrears on each ~~February 1, May 1, August 1 or November 1~~ March 1, June 1, September 1 or December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series F Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.200%. The record date for payment of dividends on the Series F Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series F Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

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A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 22, 2013.

Vote by Internet
•	Go to www.envisionreports.com/BBT
•	Follow the steps outlined on the secured website.
•	To sign up for electronic delivery of future meeting materials, please follow the instructions to enroll in this service.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

– – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – –

A	Management Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain	+
1.	To approve amendments to the Restated Articles of Incorporation, as amended, of BB&T to change the payment dates of its Preferred Stock dividends to conform with the payment date of its Common Stock dividends and conform Preferred Stock record dates.	☐	☐	☐

		For	Against	Abstain
2.	To approve the adjournment of the Special Meeting for any reason.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please insert date of signing. Sign exactly as the name appears above. Where stock is issued in two or more names, all names should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - C ON THIS CARD.

ADMISSION TICKET

PLEASE DETACH BELOW AND BRING WITH YOU IF YOU

PLAN TO ATTEND THE SPECIAL MEETING IN PERSON

VOTE BY INTERNET OR TELEPHONE 24 Hours a Day—7 Days a Week It’s Fast and Convenient

Important notice regarding the Internet availability of

proxy materials for the Special Meeting of shareholders.

The Proxy Statement is available at: www.envisionreports.com/BBT

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BB&T CORPORATION

SPECIAL MEETING APRIL 23, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BB&T CORPORATION

The undersigned shareholder of BB&T Corporation, a North Carolina corporation (“BB&T”), appoints Kelly S. King, Christopher L. Henson and Robert J. Johnson, Jr., or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote (i) all shares of common stock of BB&T, and (ii) all shares of and/or depository shares representing shares of (a) Series D Non-Cumulative Perpetual Preferred Stock, (b) Series E Non-Cumulative Perpetual Preferred Stock and (c) Series F Non-Cumulative Perpetual Preferred Stock of BB&T that the undersigned is entitled to vote at the special meeting of shareholders of BB&T to be held at the W Hotel, the Great Room, 401 North Fort Lauderdale Beach Blvd., Fort Lauderdale, Florida 33304, on Tuesday, April 23, 2013 at 11:45 a.m. Eastern Daylight Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•	“FOR” PROPOSALS 1 AND 2

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED ATTORNEYS-IN-FACT.

THE TOP PAGE OF THE PROXY CARD SERVES AS YOUR ADMISSION TICKET TO THE SPECIAL MEETING.